EXHIBIT 14 (a)(1)(iii)
                                                      Page 1 of 4

                             CERTIFICATE OF OFFICER
                                       OF
                              LENNAR PARTNERS, INC.

                   Pooling and Servicing Agreement dated as of February 1, 1997, (the "Agreement"), by and among J.P. Morgan
    Commercial Mortgage Finance Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Master Servicer, State Street Bank and Trust Company,
            as Trustee and Lennar Partners, Inc., as Special Servicer
                               (JP Morgan 1997 C4)

The undersigned, Ronald E. Schrager, as Vice President of LENNAR PARTNERS, INC., a Florida Corporation ("the "Company"), in accordance with Section 3.02 of the Agreement, does hereby certify on behalf of the Company that (i) a review of the activities of the Company during the year ended December 31, 1998 and of the Company's performance under the Agreement has been made under my supervision,
(ii) to the best of my knowledge, based on such review, the Company has fulfilled all of its material obligations under the Agreement throughout such period ended December 31, 1998.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the 12th day of March, 1999.


                                          /s/ Ronald E. Schrager
                                          -----------------------
                                          Ronald E. Schrager
                                          Vice President
                                          Lennar Partners, Inc.

                     Mortgage Bankers Association of America
             Uniform Single Attestation Program for Mortgage Bankers

                    Minimum Servicing Standards Applicable to
                 Lennar Partners, Inc. as Special Servicer for:

        JP Morgan Commercial Mortgage Finance Corporation, Series 1997-C4

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                                                                                   NOT
        MINIMUM SERVICING STANDARDS                               APPLICABLE   APPLICABLE

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I.      Custodial Bank Accounts
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1.      Reconciliations shall be prepared on a monthly basis for                    X
        all custodial bank accounts and related bank clearing
        accounts.
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2.      Funds of the servicing entity shall be advanced in cases                    X
        where there is an overdraft in an investor's or a
        mortgagor's account.
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3.      Each custodial account shall be maintained at a federally                   X
        insured depository institution in trust for the applicable investor.
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4.      Escrow funds held in trust for a mortgagor shall be                         X
        returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.
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II.     Mortgage Payments
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1.      Mortgage payments shall be deposited into the custodial                     X
        bank accounts and related bank clearing accounts within
        two business days of receipt.
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2.      Mortgage payments made in accordance with the                  X
        mortgagor's loan documents shall be posted to the
        applicable mortgagor records within two business days of
        receipt.
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3.      Mortgage payments shall be allocated to principal,             X
        interest, insurance, taxes and other escrow items
        in accordance with the mortgagor's loan documents.
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4.      Mortgage payments identified as loan payoffs shall be          X
        allocated in accordance with the mortgagor's loan
        documents.
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III.    Disbursements
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1.      Disbursements made via wire transfer on behalf of a                         X
        mortgagor or investor shall be made only by authorized
        personnel
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2.      Disbursements made on behalf of a mortgagor or investor                     X
        shall be posted within two business days to the
        mortgagor's or investor's records maintained by the
        servicing entity.
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3.      Tax and insurance payments shall be made on or before          X
        the penalty or insurance policy expiration dates, as
        indicated on tax bills and insurance premium notices,
        respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.
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4.      Any late payment penalties paid in conjunction with the        X
        payment of any tax bill or insurance premium notice shall
        be paid from the servicing entity's funds and not charged
        to the mortgagor, unless the late payment was due to the
        mortgagor's error or omission.
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5.      Amounts remitted to investors per the servicer's investor                   X
        reports shall agree with canceled checks, or other form
        of payment, or custodial bank statements.
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6.      Unused checks shall be safeguarded so as to prevent                         X
        unauthorized access.
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IV.     Investor Accounting and Reporting
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1.      The servicing entity's investor reports shall agree with or    X
        reconcile to investors' records on a monthly basis as to
        the total unpaid principal balance and number of loans
        serviced by the servicing entity.
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V.      Mortgagor Loan Accounting
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1.      The servicing entity's mortgage loan records shall agree                    X
        with, or reconcile to, the records of mortgagors with
        respect to the unpaid principal balance on a monthly
        basis.
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2.      Adjustments on ARM loans shall be computed based on                         X
        the related mortgage note and any ARM rider.
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3.      Escrow accounts shall be analyzed, in accordance with                       X
        the mortgagor's loan documents, on at least an annual basis.
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4.      Interest on escrow accounts shall be paid, or credited, to                  X
        mortgagors in accordance with the applicable state laws.
        (A compilation of state laws relating to the payment of
        interest on escrow accounts may be obtained through the
        MBA's FAX ON DEMAND service. For more information, contact MBA.)
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VI.     Delinquencies
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1.      Records documenting collection efforts shall be                X
        maintained during the period a loan is in default and shall be updated at least monthly.  Such records shall describe
        the entity's activities in monitoring delinquent loans
        including, for example, phone calls, letters and mortgage
        payment rescheduling plans in cases where the
        delinquency is deemed temporary (e.g., illness or
        unemployment).
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VII.    Insurance Policies
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1.      A fidelity bond and errors and omissions policy shall be       X
        in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors
        in management's assertion.
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